ADMINISTRATION AGREEMENT

         This Administration Agreement is made as of this 1st day of October, 1997 between THE VICTORY PORTFOLIOS, a Delaware business trust (herein called the "Trust"), and BISYS Fund Services Limited Partnership, an Ohio limited partnership (herein called "BISYS").

         WHEREAS, the Trust is an open-end, management investment company registered under the Investment Company Act of 1940, as amended, and consisting of the investment portfolios set forth on Schedule I hereto, as such Schedule may be revised from time to time (individually, a "Fund" and collectively, the "Funds");

         WHEREAS, the Trust offers for sale shares of beneficial interest without par value of the Funds (herein collectively called "Shares"); and

         WHEREAS, the Trust desires to retain BISYS as its Administrator to provide it with certain administrative services with respect to each of the Funds and their respective Shares, and BISYS is willing to render such services.

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows:

                            I. DELIVERY OF DOCUMENTS

         The Trust has delivered to BISYS copies of each of the following documents and will deliver to it all future amendments and supplements thereto, if any:

                  (a) The Trust's Certificate of Trust and all amendments thereto (such Certificate of Trust, as presently in effect and as it shall from time to time be amended, herein called the "Trust's Certificate");

                  (b) The By-Laws of the Trust (such By-Laws as presently in effect and as they shall from time to time be amended, herein called the "By-Laws");

                  (c) Resolutions of the Board of Trustees of the Trust authorizing the execution and delivery of this Agreement;

                  (d) The Trust's most recent Post-Effective Amendment to its Registration Statement(s) under the Securities Act of 1933, as amended (the "1933 Act"), and under the Investment Company Act of 1940, as amended (the "1940 Act"), on Form N-1A as filed with the Securities and Exchange Commission (the "Commission") relating to the Shares and any further amendment thereto;

                  (e) Notification of registration of the Trust under the 1940 Act on Form N-8A as filed with the Commission; and

                  (f) Prospectuses and Statements of Additional Information of the Trust with respect to the Funds (such prospectuses and statements of additional information, as presently in effect and as they shall from time to time be amended and supplemented, herein called individually the "Prospectus" and collectively the "Prospectuses").

                               II. ADMINISTRATION

         1. APPOINTMENT OF ADMINISTRATOR. The Trust hereby appoints BISYS as its Administrator for each of the Funds on the terms and for the period set forth in this Agreement and BISYS hereby accepts such appointment and agrees to perform the services and duties set forth in this Section II for the compensation provided in this Section II. The Trust understands that BISYS now acts and will continue to act as administrator of various investment companies, and the Trust has no objection to BISYS' so acting. In addition, it is understood that the persons employed by BISYS to assist in the performance of its duties hereunder, will not devote their full time to such services and nothing herein contained shall be deemed to limit or restrict the right of BISYS or any affiliate of BISYS to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

         2.  SERVICES AND DUTIES.

                  (a) As  Administrator,  and  subject  to the  supervision  and control of the Trust's Board of Trustees, BISYS will provide facilities, equipment, statistical and research data, clerical services, internal compliance services relating to legal matters, and personnel to carry out all administrative services required for operation of the business and affairs of the Trust, other than those investment advisory functions which are to be performed by the Trust's investment advisers, the services of BISYS as Distributor pursuant to the Distribution Agreement, those services to be performed by the Trust's custodian, transfer agent and fund accounting agent, and those services normally performed by the Trust's counsel and auditors. BISYS' responsibilities include without limitation the following services:

                           (1) Providing a facility to receive purchase and redemption orders via toll-free IN-WATTS telephone lines or via electronic transmission;

                           (2) Providing for the preparing, supervising and mailing of confirmations for wire, telephone and electronic purchase and redemption orders;

                           (3) Providing and supervising the operation of an automated data processing system to process purchase and redemption orders received by BISYS (BISYS assumes responsibility for the accuracy of the data transmitted for processing or storage);

                           (4)  Overseeing   the   performance  of  the  Trust's
                  custodian and transfer agent;

                           (5) Making available information concerning each Fund
                  to its shareholders; distributing written communications to each Fund's shareholders of record such as periodic listings of each Fund's securities, annual and semi-annual reports, and Prospectuses and supplements thereto; and handling shareholder problems and calls relating to administrative matters; and

                           (6) Providing and supervising the services of employees whose principal responsibility and function shall be to preserve and strengthen each Fund's relationships with its shareholders.

                  (b) BISYS shall assure that persons are available to transmit wire, telephone or electronic redemption requests to the Trust's transfer agent as promptly as practicable.

                  (c) BISYS shall assure that persons are available to transmit wire, telephone or electronic orders accepted for the purchase of Shares to the Trust's transfer agent as promptly as practicable.

                  (d) BISYS shall participate in the periodic updating of the Prospectuses and shall coordinate (i) the filing, printing and dissemination of reports to each Fund's shareholders and the Commission, including but not limited to annual reports and semi-annual reports on Form N-SAR and notices pursuant to Rule 24f-2, (ii) the preparation, filing, printing and dissemination of proxy materials, and
         (iii) the preparation and filing of post-effective amendments to the Trust's Registration Statement on Form N-1A relating to the updating of financial information and other routine matters.

                  (e) BISYS shall pay all costs and expenses of maintaining the offices of the Trust, wherever located, and shall arrange for payment by the Trust of all expenses payable by the Trust.

                  (f) BISYS, after consultation with legal counsel for the Trust, shall determine the jurisdictions in which the Shares shall be registered or qualified for sale and, in connection therewith, shall be responsible for the maintenance of the registration or qualification of the Shares for sale under the securities laws of any state. Payment of share registration fees and any fees for qualifying or continuing the qualification of the Funds shall be made by the Funds.

                  (g) BISYS shall provide the services of certain persons who may be appointed as officers of the Trust by the Trust's Board of Trustees.

                  (h) BISYS shall oversee the maintenance by the Trust's custodian and transfer agent of the books and records required under the 1940 Act in connection with the performance of the Trust's agreements with such entities, and shall maintain, or provide for the maintenance of, such other books and records (other than those required to be maintained by the Trust's investment advisers and fund accounting agent) as may be required by law or may be required for the proper operation of the business and affairs of the Trust and each Fund. In compliance with the requirements of Rule 31a-3 under the 1940 Act, BISYS agrees that all such books and records which it maintains, or is responsible for maintaining, for the Funds are the property of the Trust and further agrees to surrender promptly to the Trust any of such books and records upon the Trust's request. BISYS further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act said books and records required to be maintained by Rule 31a-1 under said Act.

                  (i) BISYS shall coordinate the preparation of the Funds' federal, state and local income tax returns.

                  (j) BISYS shall prepare such other reports relating to the business and affairs of the Trust and each Fund (not otherwise appropriately prepared by the Trust's investment adviser, transfer agent, fund accounting agent or the Trust's counsel or auditors) as the officers and Trustees of the Trust may from time to time reasonably request in connection with the performance of their duties.

                  (k) In performing its duties as Administrator of the Trust, BISYS will act in conformity with the Trust's Certificate, By-Laws and Prospectuses and with the instructions and directions of the Board of Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act and all other applicable federal or state laws and regulations.

         3. SUBCONTRACTORS. It is understood that BISYS may from time to time employ or associate with itself such person or persons reasonably acceptable to the Trust as BISYS may believe to be particularly fitted to assist in the performance of this Agreement; provided, however, that the compensation of such persons shall be paid by BISYS and that BISYS shall be as fully responsible to the Trust for the acts and omissions of any subcontractor as it is for its own acts and omissions.

         4. EXPENSES ASSUMED AS ADMINISTRATOR. Except as otherwise stated in this subsection 4, BISYS shall pay all expenses incurred by it in performing its services and duties as Administrator, including the cost of providing office facilities, equipment and personnel related to such services and duties. Other expenses incurred in the operation of the Trust (other than those borne by the Trust's investment adviser) including taxes, interest, brokerage fees and commissions, if any, fees of trustees who are not officers, directors, partners, employees or holders of 5 percent or more of the outstanding voting securities of the Trust's investment advisers or BISYS or any of their affiliates, Securities and Exchange Commission fees and state blue sky registration or qualification fees, advisory fees, charges of custodians, transfer and dividend disbursing agents' fees, fund accounting agents' fees, fidelity bond and trustees' and officers' errors and omissions insurance premiums, outside auditing and legal expenses, costs of maintaining corporate existence, costs attributable to shareholder services, including without limitation telephone and personnel expenses, costs of preparing and printing Prospectuses for regulatory purposes and for distribution to existing shareholders, costs of shareholders' reports and Trust meetings and any extraordinary expenses will be borne by the Trust.

         5. COMPENSATION. For the services provided and the expenses assumed as Administrator pursuant to this Article II, the Trust will pay BISYS a fee, computed daily and payable monthly, at the annual rate set forth in Schedule II hereto. Such fee as is attributable to each Fund shall be a separate (and not joint or joint and several) obligation of each such Fund. No individual Fund shall have any responsibility for any obligation, if any, with respect to any other Fund arising out of this Agreement.

                              III. CONFIDENTIALITY

         BISYS will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and the Funds and their prior or present shareholders or those persons or entities who respond to BISYS' inquiries concerning investment in the Trust, and except as provided below, will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, or the performance of its responsibilities and duties with regard to any other investment portfolio which may be added to the Trust in the future. Any other use by BISYS of the information and records referred to above may be made only after prior notification to and approval in writing by the Trust. Such approval shall not be unreasonably withheld and may not be withheld where (i) BISYS may be exposed to civil or criminal contempt proceedings for failure to divulge such information;
(ii) BISYS is requested to divulge such information by duly constituted authorities; or (iii) BISYS is so requested by the Trust.

                           IV. LIMITATION OF LIABILITY

         BISYS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence on its part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement. Any person, even though also an officer, director, partner, employee or agent of BISYS, who may be or become an officer, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust, or acting on any business of the Trust (other than services or business in connection with BISYS' duties hereunder) to be rendering such services to or acting solely for the Trust and not as an officer, director, partner, employee or agent or one under the control or direction of BISYS even though paid by BISYS.

                           V. DURATION AND TERMINATION

         This Agreement shall become effective as of the date first above written, and, unless sooner terminated as provided herein, shall continue until September 30, 1999. Thereafter, if not terminated, this Agreement shall continue automatically as to a particular Fund for successive terms of two years, provided that such continuance is specifically approved (a) by a vote of a majority of those members of the Board of Trustees of the Trust who are not parties to this Agreement or "interested persons" of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Trustees of the Trust or by vote of a "majority of the outstanding voting securities" of such Fund. This Agreement may be terminated without penalty (i) by provision of a notice of nonrenewal in the manner set forth below, (ii) by mutual agreement of the parties or (iii) for "cause," as defined below, upon the provision of 60 days advance written notice by the party alleging cause. Written notice of nonrenewal must be provided at least 60 days prior to the end of the then-current term.

         For purposes of this Agreement, "cause" shall mean (a) a material breach that has not been cured within thirty (30) days following written notice of such breach from the non-breaching party; (b) a final, unappealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; (c) financial difficulties on the part of the party to be terminated which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors; or (d) any circumstance which substantially impairs the performance of the obligations and duties of the party to be terminated, or the ability to perform those obligations and duties, as contemplated herein.

         The parties acknowledge that, in the event of a change of control (as defined in the 1940 Act) of BISYS or of Key Asset Management Inc., BISYS may be replaced as administrator for the Trust prior to the expiration of the initial two-year term or any subsequent two-year term. In that connection, the parties agree that, notwithstanding the replacement of BISYS as referenced above, the Trust shall remain responsible for the payment of fees to BISYS hereunder for the remainder of the then-current contract term.

         Compensation due BISYS and unpaid by the Trust upon termination of this Agreement shall be immediately due and payable upon and notwithstanding such termination. BISYS shall be entitled to collect from the Trust in addition to the compensation described in Schedule II hereto, the amount of all its cash disbursements for services in connection with its activities in effecting such termination, including without limitation, the delivery to the Trust and/or its designees of the Trust's property, records, instruments and documents or any copies thereof. Subsequent to such termination, for a reasonable fee, BISYS will provide the Trust with reasonable access to any Trust documents or records remaining in its possession.



                         VI. AMENDMENT OF THIS AGREEMENT

         No provisions of this Agreement may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom an enforcement of the change, waiver, discharge or termination is sought.

                                  VII. NOTICES

         Notices of any kind to be given to the Trust hereunder by BISYS shall be in writing and shall be duly given if mailed or delivered to the Trust c/o Mutual Fund Products, KeyCorp Management Company, 127 Public Square, Cleveland, Ohio 44114, with a copy to Kramer, Levin, Naftalis & Frankel, 919 Third Avenue, New York, New York 10019, Attention: Carl Frischling, Esquire, or at such other address or to such individual as shall be so specified by the Trust to BISYS. Notices of any kind to be given to BISYS hereunder by the Trust shall be in writing and shall be duly given if mailed or delivered to BISYS at 3435 Stelzer Road, Columbus, Ohio 43219, Attention: George O. Martinez, Esq., or at such other address or to such individual as BISYS shall specify to the Trust.

                               VIII. MISCELLANEOUS

         1. CONSTRUCTION. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Article V hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Ohio law; provided, however, that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation of the Commission thereunder.

         2. NAMES. The names "The Victory Portfolios" and "Trustees of The Victory Portfolios" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Certificate of Trust filed on December 21, 1995 at the office of the Secretary of State of the State of Delaware which is hereby referred to and is also on file at the principal office of the Trust. The obligations of The Victory Portfolios entered into in the name or on behalf thereof by any of its trustees, representatives or agents are made not individually, but in such capacities and are not binding upon any of the trustees, shareholders or representatives of the Trust personally but bind only the Trust property, and all persons dealing with any class of shares of the Trust must look solely to the Trust property belonging to such class for the enforcement of any claims against the Trust.

         3. ASSIGNMENT. This Agreement and the rights and duties hereunder shall not be assignable by either party without the written consent of the other party. This paragraph shall not limit or in any way affect BISYS' right to appoint a Sub-Administrator pursuant to Article II, paragraph 3 hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                        THE VICTORY PORTFOLIOS

                                        By: /s/ J. David Huber
                                           -------------------------------------


Attest: /s/ Thomas E. Line
       -----------------------

                                        BISYS FUND SERVICES LIMITED
                                                 PARTNERSHIP, d/b/a
                                                 BISYS FUND SERVICES

                                                 By: BISYS FUND SERVICES, INC.
                                                 General Partner

Attest: /s/ Thomas E. Line
       -----------------------

                                                 By: /s/ George O. Martinez
                                                    ----------------------------
                                                     Senior Vice President

                                   SCHEDULE I
                          Amended as of October 1, 1997

Name of Fund                                                         Class
------------                                                         -----

1.       The Victory Balanced Fund                                     A/B
2.       The Victory Diversified Stock Fund                            A/B
3.       The Victory Government Mortgage Fund                          A
4.       The Victory Growth Fund                                       A
5.       The Victory Intermediate Income Fund                          A
6.       The Victory International Growth Fund                         A/B
7.       The Victory Investment Quality Bond Fund                      A
8.       The Victory Limited Term Income Fund                          A
9.       The Victory Ohio Municipal Bond Fund                          A
10.      The Victory Ohio Regional Stock Fund                          A/B
11.      The Victory Prime Obligations Fund                            A
12.      The Victory Special Growth Fund                               A
13.      The Victory Special Value Fund                                A/B
14.      The Victory Stock Index Fund                                  A
15.      The Victory Tax-Free Money Market Fund                        A
16.      The Victory U.S. Government Obligations Fund            Investor/Select
17.      The Victory Value Fund                                        A
18.      The Victory Financial Reserves Fund                           A
19.      The Victory Fund for Income                                   A
20.      The Victory Institutional Money Market Fund             Investor/Select
21.      The Victory National Municipal Bond Fund                      A/B
22.      The Victory New York Tax-Free Fund                            A/B
23.      The Victory Ohio Municipal Money Market Fund                  A
24.      The Victory Lakefront Fund                                    A
25.      The Victory Real Estate Investment Fund                       A

                                   SCHEDULE I
                           Amended as of March 2, 1998
--------------------------------------------------------------------------------
1. Victory Balanced Fund                26. Victory Federal Money Market Fund
         Class A Shares                          Investor Shares
         Class B Shares                          Select Shares
         Key Shares                     27. Victory Convertible Securities Fund
2.  Victory Diversified Stock Fund      28. Victory LifeChoice Conservative
         Class A Shares                          Investor Fund
         Class B Shares                 29. Victory LifeChoice Growth
3.  Victory Government Mortgage Fund             Investor Fund
4.  Victory Growth Fund                 30. Victory LifeChoice Moderate
5.  Victory Financial Reserves Fund              Investor Fund
6.  Victory Fund for Income
7.  Victory Institutional Money Market Fund
         Investor Shares
         Select Shares
8.  Victory Intermediate Income Fund
9.  Victory International Growth Fund
         Class A Shares
         Class B Shares
10. Victory Investment Quality Bond Fund
11. Victory Lakefront Fund
12. Victory Limited Term Income Fund
13. Victory National Municipal Bond Fund
         Class A Shares
         Class B Shares
14. Victory New York Tax-Free Fund
         Class A Shares
         Class B Shares
15. Victory Ohio Municipal Bond Fund
16. Victory Ohio Municipal Money Market Fund
17. Victory Ohio Regional Stock Fund
         Class A Shares
         Class B Shares
18. Victory Prime Obligations Fund
19. Victory Real Estate Investment Fund
20. Victory Special Growth Fund
21. Victory Special Value Fund
         Class A Shares
         Class B Shares
22. Victory Stock Index Fund
23. Victory Tax-Free Money Market Fund
24. Victory U.S. Government Obligations Fund
         Investor Shares
         Select Shares
25. Victory Value Fund
--------------------------------------------------------------------------------

                                   SCHEDULE I
                           Amended as of May 29, 1998

1. Victory Balanced Fund                              26.Victory Federal Money Market Fund
         Class A Shares                                        Investor Shares
         Class B Shares                                        Select Shares
2. Victory Diversified Stock Fund                     27.Victory Convertible Securities Fund
         Class A Shares                               28.Victory LifeChoice Conservative Investor Fund
         Class B Shares                               29.Victory LifeChoice Growth Investor Fund
3. Victory Government Mortgage Fund                   30.Victory LifeChoice Moderate Investor Fund
4. Victory Growth Fund                                31.Victory Maine Municipal Bond Fund (Intermediate)
5. Victory Financial Reserves Fund                    32.Victory Maine Municipal Bond Fund (Short-Intermediate)
6. Victory Fund for Income                            33.Victory Michigan Municipal Bond Fund
7. Victory Institutional Money Market Fund            34.Victory Equity Income Fund
         Investor Shares                              35.Victory National Municipal Bond Fund (Long)
         Select Shares                                36.Victory National Municipal Bond Fund
8. Victory Intermediate Income Fund                         (Short-Intermediate)
9. Victory International Growth Fund
         Class A Shares
         Class B Shares
10.Victory Investment Quality Bond Fund
11.Victory Lakefront Fund
12.Victory Limited Term Income Fund
13.Victory National Municipal Bond Fund
         Class A Shares
         Class B Shares
14.Victory New York Tax-Free Fund
         Class A Shares
         Class B Shares
15.Victory Ohio Municipal Bond Fund
16.Victory Ohio Municipal Money Market
     Fund
17.Victory Ohio Regional Stock Fund
         Class A Shares
         Class B Shares
18.Victory Prime Obligations Fund
19.Victory Real Estate Investment Fund
20.Victory Special Growth Fund
21.Victory Special Value Fund
         Class A Shares
         Class B Shares
22.Victory Stock Index Fund
23.Victory Tax-Free Money Market Fund
24.Victory U.S. Government Obligations Fund
         Investor Shares
         Select Shares
25.Victory Value Fund

                                   SCHEDULE II

                                      FEES


         Pursuant to ARTICLE II, Section 5 of the Agreement, BISYS shall be entitled to receive a fee based upon the annual rate set forth below:

Average Daily Net
Assets of each Fund                        Fee Amount

First $300 million                         Fifteen one-hundredths of one percent
                                           (.15%) of such Fund's average daily
                                           net assets

Next $300 million                          Twelve one-hundredths of one percent
                                           (.12%) of such Fund's average daily
                                           net assets

All assets exceeding $600 million          Ten one-hundredths of one percent
                                           (.10%) of such Fund's average daily
                                           net assets

                                  SCHEDULE II-B

                                      FEES
                          Amended as of March 2, 1998

         Pursuant to ARTICLE II, Section 5 of the Agreement, BISYS shall be entitled to receive a fee based upon the annual rate set forth below for the LifeChoice Funds only:

         Fee Amount
         ----------
                  One-hundredths of one-percent (.01%) of each Fund's average daily net assets or $12,000 per Fund per year, whichever is greater.

                  Such fee as is attributable to each Fund shall be a separate (and not joint or joint and several) obligation of each such Fund. No individual shall have any responsibility for any obligation, if any, with respect to any other Fund arising out of this Agreement.